Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Annual Report:

1. Annual Report (Form 10-K) of HFactor, Inc. of our report dated April 13, 2023, with respect to the financial statements of HFactor, Inc included in this Form 10-K of HFactor, Inc for the year ended December 31, 2022.

/s/ Bolko & Company

Boca Raton, FL

April 13, 2023